Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2021 Second Quarter Results
Richmond, VA, July 29, 2021 - Kinsale Capital Group, Inc. (Nasdaq: KNSL) reported net income of $35.6 million, $1.55 per diluted share, for the second quarter of 2021 compared to $30.3 million, $1.33 per diluted share, for the second quarter of 2020. Net income was $67.7 million, $2.94 per diluted share, for the first half of 2021 compared to $35.3 million, $1.56 per diluted share, for the first half of 2020.
Net operating earnings(1) were $29.4 million, $1.28 per diluted share, for the second quarter of 2021 compared to $19.1 million, $0.84 per diluted share, for the second quarter of 2020. Net operating earnings(1) were $54.9 million, $2.38 per diluted share, for the first half of 2021 compared to $36.4 million, $1.60 per diluted share, for the first half of 2020.
Highlights for the quarter included:
•Net income increased by 17.8% compared to the second quarter of 2020, which was due to growth in the business, rate increases and higher net favorable development of loss reserves from prior accident years, offset in part by lower unrealized gains on equity investments
•Net operating earnings(1) of $29.4 million increased by 53.8% compared to the second quarter of 2020
•44.7% growth in gross written premiums to $194.1 million compared to the second quarter of 2020
•11.8% increase in net investment income to $7.4 million compared to the second quarter of 2020
•Underwriting income(2) of $28.7 million in the second quarter of 2021, resulting in a combined ratio of 79.2%
•18.2% annualized operating return on equity(4) for the six months ended June 30, 2021

“Our levels of profitability and growth for the second quarter reflected a steadily improving economy, favorable E&S market conditions and the Kinsale focus on disciplined underwriting and low costs. A year to date combined ratio of 79.5% and an 18.2% operating return on equity reinforces Kinsale’s position as a top performer. We are optimistic about the overall tone of the E&S market and our own prospects for the remainder of the year and beyond,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $194.1 million for the second quarter of 2021 compared to $134.1 million for the second quarter of 2020, an increase of 44.7%. Gross written premiums were $362.9 million for the first half of 2021 compared to $258.1 million for the first half of 2020, an increase of 40.6%. During the second quarter and first half of 2021, growth in gross written premiums over the same periods last year was driven by higher submission activity from brokers and rate increases on bound accounts.
Underwriting income(2) was $28.7 million, resulting in a combined ratio of 79.2%, for the second quarter of 2021, compared to $15.7 million and a combined ratio of 83.8% for the same period last year. The increase in underwriting income(2) quarter over quarter, was largely due to premium growth from a strong underwriting environment, continued rate increases and higher net favorable development of loss reserves from prior accident years. These increases were offset in part by modest activity in catastrophe losses, largely from development on losses related to winter storms Uri and Viola in Texas. Loss and expense ratios were 57.5% and 21.7%, respectively, for the second quarter of 2021 compared to 60.1% and 23.7% for the second quarter of 2020. Results for the second quarters of 2021 and 2020 included net favorable development of loss reserves from prior accident years of $9.1 million, or 6.6 points, and $3.6 million, or 3.7 points, respectively.
Underwriting income(2) was $53.3 million, resulting in a combined ratio of 79.5%, for the first half of 2021, compared to $30.1 million and a combined ratio of 83.9% for the same period last year. The increase in underwriting income(2) for the first half of 2021 compared to the prior year period was primarily due to premium growth and higher net favorable development of loss reserves from prior accident years, offset in part by higher catastrophe losses incurred. Loss and expense ratios were 57.3% and 22.2%, respectively, for the first half of 2021 compared to 60.0% and 23.9% for the first half of 2020. Results for the first half of 2021 and 2020 included net favorable development of loss reserves from prior accident years of $16.2 million, or 6.2 points, and $6.6 million, or 3.5 points, respectively.
Summary of Operating Results
The Company’s operating results for the three and six months ended June 30, 2021 and 2020 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	($ in thousands)
Gross written premiums	$194,061	$134,091	$362,937	$258,127
Ceded written premiums	(26,308)	(16,484)	(50,886)	(32,467)
Net written premiums	$167,753	$117,607	$312,051	$225,660

Net earned premiums	$137,700	$96,957	$260,741	$186,718
Losses and loss adjustment expenses	79,115	58,304	149,375	112,037
Underwriting, acquisition and insurance expenses	29,889	22,961	58,025	44,544
Underwriting income(2)	$28,696	$15,692	$53,341	$30,137

Loss ratio	57.5%	60.1%	57.3%	60.0%
Expense ratio	21.7%	23.7%	22.2%	23.9%
Combined ratio	79.2%	83.8%	79.5%	83.9%

Annualized return on equity(3)	23.4%	28.2%	22.5%	16.4%
Annualized operating return on equity(4)	19.3%	17.8%	18.2%	16.9%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$85,416	62.0%	$61,530	63.4%
Current accident year - catastrophe losses	2,834	2.1%	390	0.4%
Effect of prior accident year development	(9,135)	(6.6)%	(3,616)	(3.7)%
Total	$79,115	57.5%	$58,304	60.1%

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$162,673	62.4%	$118,201	63.3%
Current accident year - catastrophe losses	2,910	1.1%	461	0.2%
Effect of prior accident year development	(16,208)	(6.2)%	(6,625)	(3.5)%
Total	$149,375	57.3%	$112,037	60.0%

Investment Results
Net investment income was $7.4 million in the second quarter of 2021 compared to $6.6 million in the second quarter of 2020, an increase of 11.8%. Net investment income was $14.4 million in the first half of 2021 compared to $12.6 million in the first half of 2020, an increase of 14.0%. These increases were primarily due to growth in our investment portfolio generated from the investment of positive operating cash flow since June 30, 2020 and from proceeds from our equity offering in the third quarter of 2020. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return(5) of 2.6% for the first half of 2021 compared to 3.0% for the first half of 2020. Funds are generally invested conservatively in high quality securities, including government agency, asset- and mortgage-backed securities, and municipal and corporate bonds with an average credit quality of "AA-." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.3 years at June 30, 2021 and December 31, 2020. Cash and invested assets totaled $1.5 billion at June 30, 2021 compared to $1.3 billion at December 31, 2020.
(5)    Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of the average beginning and ending book value of those investments during the period.

Other
Total comprehensive income was $57.7 million for the first half of 2021 compared to $53.1 million for the first half of 2020. The increase in total comprehensive income for the first half of 2021 was due to higher net income offset in part by a decrease in the fair values of the Company's fixed-maturity investments, resulting from a higher interest rate environment.

The effective tax rates for the six months ended June 30, 2021 and 2020 were 18.5% and 14.8%, respectively. In the first half of 2021 and 2020, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $629.6 million at June 30, 2021, compared to $576.2 million at December 31, 2020. Annualized operating return on equity(4) was 18.2% for the first half of 2021, an increase from 16.9% for the first half of 2020, which was attributable primarily to growth in the business and higher net favorable development of loss reserves from prior accident years.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, and net realized investment gains and losses, after taxes. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.
For the three and six months ended June 30, 2021 and 2020, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	($ in thousands, except per share data)
Net operating earnings:
Net income	$35,635	$30,262	$67,714	$35,348
Change in the fair value of equity securities, after taxes	(5,976)	(10,933)	(11,578)	1,834
Net realized investment gains, after taxes	(240)	(200)	(1,187)	(813)
Net operating earnings	$29,419	$19,129	$54,949	$36,369

Diluted operating earnings per share:
Diluted earnings per share	$1.55	$1.33	$2.94	$1.56
Change in the fair value of equity securities, after taxes, per share	(0.26)	(0.48)	(0.50)	0.08
Net realized investment gains, after taxes, per share	(0.01)	(0.01)	(0.05)	(0.04)
Diluted operating earnings per share(1)	$1.28	$0.84	$2.38	$1.60

Operating return on equity:
Average stockholders' equity(2)	$608,601	$428,724	$602,937	$430,997
Annualized return on equity(3)	23.4%	28.2%	22.5%	16.4%
Annualized operating return on equity(4)	19.3%	17.8%	18.2%	16.9%
(1)     Diluted operating earnings per share may not add due to rounding.
(2)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.

(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, other income, other expenses and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and six months ended June 30, 2021 and 2020, net income reconciles to underwriting income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net income	$35,635	$30,262	$67,714	$35,348
Income tax expense	7,973	6,180	15,333	6,124
Income before income taxes	43,608	36,442	83,047	41,472
Other expenses (5)	398	—	846	—
Net investment income	(7,429)	(6,645)	(14,371)	(12,605)
Change in the fair value of equity securities	(7,565)	(13,839)	(14,656)	2,322
Net realized investment gains	(304)	(253)	(1,502)	(1,029)
Other income	(12)	(13)	(23)	(23)
Underwriting income	$28,696	$15,692	$53,341	$30,137
(5)    Other expenses are comprised of interest expense on our Credit Facility and building expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, July 30, 2021, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 6180205, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on September 28, 2021.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	(in thousands, except per share data)
Gross written premiums	$194,061	$134,091	$362,937	$258,127
Ceded written premiums	(26,308)	(16,484)	(50,886)	(32,467)
Net written premiums	167,753	117,607	312,051	225,660
Change in unearned premiums	(30,053)	(20,650)	(51,310)	(38,942)
Net earned premiums	137,700	96,957	260,741	186,718

Net investment income	7,429	6,645	14,371	12,605
Change in the fair value of equity securities	7,565	13,839	14,656	(2,322)
Net realized investment gains	304	253	1,502	1,029
Other income	12	13	23	23
Total revenues	153,010	117,707	291,293	198,053

Expenses
Losses and loss adjustment expenses	79,115	58,304	149,375	112,037
Underwriting, acquisition and insurance expenses	29,889	22,961	58,025	44,544
Other expenses	398	—	846	—
Total expenses	109,402	81,265	208,246	156,581
Income before income taxes	43,608	36,442	83,047	41,472
Total income tax expense	7,973	6,180	15,333	6,124
Net income	35,635	30,262	67,714	35,348

Other comprehensive income
Change in net unrealized gains on available-for-sale investments, net of taxes	9,583	27,008	(10,039)	17,785
Total comprehensive income	$45,218	$57,270	$57,675	$53,133

Earnings per share:
Basic	$1.57	$1.37	$2.99	$1.60
Diluted	$1.55	$1.33	$2.94	$1.56

Weighted-average shares outstanding:
Basic	22,678	22,153	22,665	22,131
Diluted	23,054	22,707	23,055	22,694

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$1,224,879	$1,081,800
Equity securities at fair value	150,882	129,662
Total investments	1,375,761	1,211,462

Cash and cash equivalents	128,005	77,093
Investment income due and accrued	7,070	6,637
Premiums receivable, net	65,727	48,641
Reinsurance recoverables	105,496	93,215
Ceded unearned premiums	29,431	24,265
Deferred policy acquisition costs, net of ceding commissions	38,801	31,912
Intangible assets	3,538	3,538
Other assets	52,448	50,133
Total assets	$1,806,277	$1,546,896

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$753,324	$636,013
Unearned premiums	317,462	260,986
Payable to reinsurers	20,229	12,672
Accounts payable and accrued expenses	11,694	13,651
Credit facility	42,633	42,570
Deferred income tax liability, net	2,559	4,648
Other liabilities	28,740	118
Total liabilities	1,176,641	970,658

Stockholders' equity	629,636	576,238
Total liabilities and stockholders' equity	$1,806,277	$1,546,896